Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Streamline Health Solutions, Inc.

Cincinnati, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form 8K/A (No 0-28132) of Streamline Health Solutions, Inc. of our report dated August 2, 2012 relating to the audit of the financial statements of Meta Health Technology, Inc. for the years ended December 31, 2011 and 2010, which appears in this Current Report on Form 8-K/A.

Atlanta, Georgia

October 31, 2012